Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the following Registration Statements:

1.	Registration Statements (Form S-3 Nos. 333-193176, 333-161499, 333-96667)

2.	Registration Statement (Form S-8 No. 333-163508)
of our report dated March 18, 2014 with respect to the consolidated financial statements and schedule of Empire Resorts, Inc. and Subsidiaries, included in this Annual Report (Form 10-K) of Empire Resorts, Inc. and Subsidiaries for the year ended December 31, 2013.
/s/ Ernst & Young LLP

Philadelphia, Pennsylvania
March 18, 2014